EXHIBIT 10.2

Tournigan Energy Ltd.

Unit 1- 15782 Marine Drive, White Rock, BC Canada V4B 1E6

Tel: 604-536-2711  •  Fax: 604-536-2788

December 14, 2009

Fischer-Watt Gold Company, Inc.

2582 Taft Court

Lakewood, CO

80215 USA

Re:  October 1, 2008 Fischer-Watt Gold Company, Inc.(“FWGC”) acquisition agreement of Tournigan USA Inc. (“TUSA”) from Tournigan Energy Ltd. (“TVC”)  (the “Acquisition Agreement”) – August 21, 2009 the payment terms of the Acquisition Agreement was extended.

The consideration owed to Tournigan Energy Ltd. by Fischer-Watt Gold Company, Inc. for the Acquisition Agreement currently comprises:

1.

Promissory note from FWGC to TVC for $325,327 due on August 31, 2009 without interest, extended to December 15, 2009;

2.

Payment to TVC the amount released to TUSA for reclamation bonds aggregating $930,000 or payment to TVC of the amount of any reclamation bonds which FWGC wishes to keep in place less any reclamation costs for work conducted by TUSA prior to February 27, 2009 all to be paid to TVC  by August 31, 2009, of which $530,000 was extended to December 15, 2009 and the balance of $400,000 less the actual cost of reclamation, estimated at $52,000 for reclamation work conducted by TUSA prior to February 27, 2009, being $348,000 to TVC by September 30, 2010.

The bonds in Wyoming totalling $530,000 have been released however FWGC has only $200,000 of this amount left having used $330,000 to pay the claim renewal fees.

Subject to the approval of the board of directors of TVC, TVC agrees to the following terms:

1.

Promissory note from FWGC to TVC for $325,327 due on December 15, 2009 be reduced to $100,000 which will be payable in full upon acceptance of this letter;

2.

A further $100,000 will be payable upon acceptance of this letter as an instalment against the $530,000 accounts receivable from FWGC.  The balance of the $430,000 will be paid from one-half of the proceeds (net of issue costs) of the next equity share issues of FWGC until paid in full;

3.

The balance of $400,000 less the actual cost of reclamation, estimated at $52,000 for reclamation work conducted by TUSA prior to February 27, 2009, being $348,000 to TVC by September 30, 2010.

If you agree to the terms of these modifications please acknowledge by signing below and returning to this office by return.

Sincerely

TOURNIGAN ENERGY LTD.

Dorian Nicol

President and Chief Executive Officer

Terms of modifications agreed to by:

Fischer-Watt Gold Company, Inc.

By:

Date: